UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2014

WEIS MARKETS, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5039 (Commission File Number)	24-0755415 (IRS Employer Identification No.)
1000 South Second Street Sunbury, PA (Address of Principal Executive Offices)	17801 (Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Kurt A. Schertle, age 42, was promoted to Chief Operating Officer of Weis Markets, Inc. (the "Company") on March 3, 2014. The Company hired Mr. Schertle on March 1, 2009 as its Vice President of Sales and Merchandising.  In February 2010, Mr. Schertle was promoted to Senior Vice President of Sales and Merchandising and in July 2012, Mr. Schertle was again promoted to Executive Vice President of Sales and Merchandising.  Mr. Schertle assumed the additional responsibility of overseeing Store Operations in September 2013. As of the date of this report, no new compensatory arrangements are to be entered into with Mr. Schertle in connection with his promotion to Chief Operating Officer. If any new compensatory arrangements are entered into with Mr. Schertle in connection with his promotion, the material terms of such arrangements will be disclosed in a subsequent filing. Mr. Schertle's current compensation is described in the Company's Proxy Statement filed with the Securities and Exchange Commission on March 14, 2013.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibit.

            99.1 Weis Markets, Inc. March 3, 2014 news release announcing Kurt Schertle as Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/Scott F. Frost
Name: Scott F. Frost
Title: Senior Vice President, Chief Financial Officer,
and Treasurer
(Principal Financial Officer)

Dated: March 6, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Weis Markets, Inc. March 3, 2014 news release announcing Kurt Schertle as Chief Operating Officer